GREENBERG TRAURIG, P.A.

1221 BRICKELL AVENUE

MIAMI, FLORIDA 33131

April 2, 2008

Exactech, Inc.

2320 N.W. 66th Court

Gainesville, Florida 32653

Re:	Exactech, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as legal counsel for Exactech, Inc., a Florida corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3, including the prospectus constituting a part thereof (the “Registration Statement”), being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to (i) shares of common stock (“Common Stock”), par value $0.01 per share, of the Company; (ii) one or more classes or series of shares of preferred stock (the “Preferred Stock”), par value $0.01 per share, of the Company; and (iii) warrants to purchase Common Stock or Preferred Stock or any combination of those securities (the “Warrants”); and (iv) the Common Stock or Preferred Stock that may be issued upon the exercise of the Warrants. The Common Stock, Preferred Stock and Warrants are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the prospectus (the “Prospectus Supplements”) and pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $100,000,000.

The Warrants will be issued under one or more Warrant Agreements (each, a “Warrant Agreement”), each to be between the Company and a counterparty or counterparties identified therein or a financial institution identified therein as the Warrant Agent (each, a “Counterparty”).

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following:

(1)	the Registration Statement;

(2)	the Articles of Incorporation of the Company, as amended to the date hereof;

(3)	the Bylaws of the Company, as amended to the date hereof;

(4)	resolutions adopted by the Board of Directors of the Company approving the filing of the Registration Statement and other related matters, together with the exhibits thereto; and

(5)	such other documents and records and other certificates and instruments and matters of law as we have deemed necessary or appropriate to express the opinions set forth below, subject to the assumptions, limitations and qualifications stated herein.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of originals or such latter documents.

As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company, without independently verifying the accuracy of such documents, records and instruments.

Exactech, Inc.

April 2, 2008

In connection with the issuance of Warrants, we have assumed further that (i) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company; (ii) the execution, delivery and performance by the Company of such Warrant Agreement and such Warrants will not violate the laws of any jurisdiction (provided that as to the laws of the State of Florida and the federal laws of the United States we make no such assumption); and (iii) at the time of execution, countersignature, issuance and delivery of any Warrants, the Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto.

Based solely upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

(1)	With respect to the Common Stock, assuming (i) the Registration Statement (including any amendments thereto) shall become effective under the Act, (ii) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Common Stock and (iii) the due issuance and delivery of the Common Stock upon payment therefor in accordance with the applicable definitive underwriting agreement, if applicable, or Prospectus Supplement approved by the Board of Directors of the Company, the Common Stock will be validly issued, fully paid and nonassessable.

(2)	With respect to the Preferred Stock, assuming (i) the Registration Statement (including any amendments thereto) shall become effective under the Act, (ii) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance and terms of the Preferred Stock and the terms of the offering thereof, (iii) due filing of the Articles of Amendment with the Florida Secretary of State designating the terms of such Preferred Stock and (iv) the due issuance and delivery of the Preferred Stock upon payment therefor in accordance with the applicable definitive underwriting agreement, if applicable, or Prospectus Supplement approved by the Board of Directors of the Company, the Preferred Stock will be validly issued, fully paid and nonassessable.

(3)	With respect to the Warrants, assuming (i) the Registration Statement (including any amendments thereto) shall become effective under the Act, (ii) the taking of all necessary corporate action by the Board of Directors of the Company to approve the execution and delivery of a Warrant Agreement and (iii) the due execution, countersignature, issuance and delivery of such Warrants upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, as applicable, or Prospectus Supplement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Although we have acted as counsel to the Company in connection with other matters, our engagement is limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving the Company in connection with which we have not been consulted and have not represented the Company. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Exactech, Inc.

April 2, 2008

This opinion is furnished to the Company solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be reprinted, reproduced or distributed to, relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent, except that we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Act or within the category of persons whose consent is required by Section 7 of the Act.

We do not express any opinion herein concerning any law other than the laws of the State of Florida and the federal laws of the United States. We express no opinion and make no representation with respect to the law of any other jurisdiction.

Very truly yours,

GREENBERG TRAURIG, P.A.

By:	/s/ Jaret L. Davis, Esq.
Jaret L. Davis, Esq.
Shareholder